Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Third Quarter 2022 Results

●	Third quarter revenue $206.7 million

●	Gross margin of 47.4%; non-GAAP gross margin of 47.5%

●	Significant recurring business delivers resilient revenue through industry cycles

●	Board authorized $70 million increase in ongoing share repurchase program

POWAY, Calif., October 27, 2022 -- Cohu, Inc. (NASDAQ: COHU), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today reported fiscal 2022 third quarter net sales of $206.7 million and GAAP income of $24.9 million or $0.51 per share. Net sales for the first nine months of 2022 were $621.7 million and GAAP income was $75.2 million or $1.53 per share.

Cohu also reported non-GAAP results, with third quarter 2022 income of $36.1 million or $0.74 per share and income of $108.4 million or $2.21 per share for the first nine months of 2022.

GAAP Results
(in millions, except per share amounts)	Q3 FY	Q2 FY	Q3 FY	9 Months	9 Months
	2022	2022	2021	2022	2021

Net sales	$206.7	$217.2	$225.1	$621.7	$695.4
Net income	$24.9	$28.8	$23.7	$75.2	$146.4
Net income per share	$0.51	$0.59	$0.48	$1.53	$3.04

Non-GAAP Results
(in millions, except per share amounts)	Q3 FY	Q2 FY	Q3 FY	9 Months	9 Months
	2022	2022	2021	2022	2021

Net income	$36.1	$39.7	$34.6	$108.4	$119.5
Net income per share	$0.74	$0.81	$0.70	$2.21	$2.48

Total cash and investments at the end of third quarter 2022 were $369.4 million and Term Loan B principal was $67.8 million. Cohu repurchased 637,700 shares of its common stock in the third quarter for an aggregate amount of $17.7 million. The Company’s Board of Directors approved a $70 million increase in the company’s share repurchase program that was first announced October 28, 2021. Under this program, through third quarter 2022, Cohu has repurchased 1,562,080 shares of its common stock for an aggregate amount of $45.4 million.

“We delivered gross margin expansion and stronger than anticipated profitability in the third quarter driven by Cohu’s recurring business and differentiated products. Recurring was approximately 42% of third-quarter revenue, distributed across test contactors, device application kits, and services,” said Cohu President and CEO Luis Müller. “Test contactors and device application kits are mainly a design-driven business that benefits from the introduction of new semiconductor products by our customers. With approximately 23,700 active systems supported worldwide, and over 87% service contract annual renewal rate, Cohu’s recurring business provides resilient revenue and profitability through industry cycles.”

Cohu expects fourth quarter 2022 sales to be between $180 million and $198 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss third quarter 2022 results at 1:25 p.m. Pacific Time/4:25 p.m. Eastern Time on October 27, 2022. Interested parties may listen live via webcast on Cohu’s investor relations website at https://cohu.gcs-web.com/news-events/event-calendar. To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI0dc9febf789b4322a11ce9e759baa975 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, restructuring costs, gain on sale of business, employer payroll taxes related to accelerated vesting share-based awards, depreciation of purchase accounting adjustments to property, plant and equipment, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding a resilient recurring business with profitability through industry cycles; estimated test cell utilization; mix of recurring vs. systems business; product design wins; new DI-Core customers, growth and forecast; diversifying and growing the tester business; progressing to increase gross margins; insourcing contactor manufacturing; automobile ADAS and EV segment growth; automobile and industrial segment market conditions; KGD Silicon Carbide segment growth; MEMS test product growth; Cohu’s FY2022 or FY2023 outlook; % of incremental revenue expected to fall to operating income; Cohu’s fourth quarter 2022 sales forecast, guidance, sales mix, non-GAAP operating expenses, gross margin, operating income, adjusted EBITDA, effective tax rate, free cash flow, cap ex, cash and/or shares outstanding; estimated minimum cash needed; estimated EBITDA breakeven point; any future Term Loan B principal reduction; the amount, timing or manner of any share repurchases; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: political and economic instability and adverse worldwide impacts resulting from the military incursion into Ukraine by Russia, including potential energy shortages in Europe; the ongoing effects of the COVID-19 pandemic and its impact on our operations and the operations of our key suppliers, customers and other business partners; we are making investments in new products and product enhancements, which may adversely affect our operating results and these investments may not be commercially successful; we have manufacturing operations in Asia and any failure to effectively manage multiple manufacturing sites and to secure raw materials meeting our quality, cost and other requirements, or failures by our suppliers to perform, could harm our sales, service levels and reputation; any failure to perform or unexpected downtime experienced by our sole contract manufacturer for certain semiconductor automated test equipment; any failure of critical suppliers to deliver sufficient quantities of parts in a timely and cost-effective manner, including ongoing shortages of semiconductor devices used in our system products; continued high inflation and increasing interest rates; we may not be able to increase prices to fully offset inflationary pressures on costs, such as raw and packaging materials, components and subassemblies, labor and distribution costs; the semiconductor industry we serve is seasonal, cyclical, volatile and unpredictable; the semiconductor equipment industry is intensely competitive; semiconductor equipment is subject to rapid technological change, product introductions and transitions which may result in inventory write-offs, and our new product development involves numerous risks and uncertainties; the seasonal nature of the semiconductor equipment industry places enormous demands on our employees, operations and infrastructure; a limited number of customers account for a substantial percentage of our net sales; inherent uncertainty of backlog wherein customers may delay shipments or cancel orders; majority of our revenues are generated from exports to foreign countries, primarily in Asia, that are subject to economic and political instability and we compete against a number of Asia-based test contactor, test handler and automated test equipment suppliers; we are exposed to the risks of operating in certain foreign locations from where Cohu manufactures certain products, and supports our sales and services to the global semiconductor industry; increasingly restrictive trade and export regulations, including new U.S. export rules announced October 7, 2022 relating to certain advanced computing and semiconductor manufacturing items and supercomputer and semiconductor end use, may materially harm or limit Cohu’s business and ability to sell its products; the remaining indebtedness in connection with our financing of the Xcerra acquisition may have an adverse impact on Cohu’s liquidity, access to capital and business flexibility; we are exposed to other risks associated with additional potential acquisitions, investments and divestitures such as integration difficulties, disruption to our core business, dilution of stockholder value, and diversion of management attention; our financial and operating results may vary and fall below analysts’ estimates, or credit rating agencies may change their ratings on Cohu, any of which may cause the price of our common stock to decline or make it difficult to obtain other financing; we have experienced significant volatility in our stock price; there may be changes in, and uncertainty with respect to, legislation, regulation and governmental policy in the United States; and impacts in the event of a cybersecurity breach.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 24,	September 25,	September 24,	September 25,
	2022	2021	2022	2021

Net sales	$206,687	$225,063	$621,670	$695,354
Cost and expenses:
Cost of sales (excluding amortization)	108,621	129,358	331,495	392,787
Research and development	23,372	22,792	69,638	69,367
Selling, general and administrative	32,764	30,377	96,541	95,835
Amortization of purchased intangible assets	8,206	8,879	25,082	27,168
Gain on sale of PCB Test business (2)	-	(90)	-	(75,754)
Restructuring charges	17	31	600	1,988
	172,980	191,347	523,356	511,391
Income from operations	33,707	33,716	98,314	183,963
Other (expense) income:
Interest expense	(1,028)	(966)	(2,928)	(5,372)
Interest income	1,132	53	1,551	197
Foreign transaction gain (loss)	1,344	(28)	3,979	(315)
Loss on extinguishment of debt (3)	(80)	(1,650)	(312)	(3,411)
Income from operations before taxes	35,075	31,125	100,604	175,062
Income tax provision	10,193	7,392	25,385	28,626
Net income	$24,882	$23,733	$75,219	$146,436

Income per share:
Basic:	$0.52	$0.49	$1.55	$3.12
Diluted:	$0.51	$0.48	$1.53	$3.04

Weighted average shares used in computing income per share:
Basic	47,984	48,666	48,412	46,992
Diluted	48,526	49,457	49,008	48,137

(1)	The three- and nine-month periods ended September 24, 2022 and September 25, 2021 were both comprised of 13 weeks and 39 weeks, respectively.
(2)

On June 24, 2021 the Company completed the divestment of its PCB Test business. The divestment of this business did not qualify for presentation as discontinued operations and the results of the PCB Test business are included in continuing operations for all periods presented.

(3)

Repayments of outstanding Term Loan B resulted in a loss from the extinguishment of debt. Loss on extinguishment of debt is the net result after any cash gain is offset by the required reduction in our capitalized debt issuance costs and original issuance discounts.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 24,	December 25,
	2022	2021
Assets:
Current assets:
Cash and investments	$369,381	$379,905
Accounts receivable	188,240	192,873
Inventories	165,244	161,053
Other current assets	26,466	16,962
Total current assets	749,331	750,793
Property, plant & equipment, net	61,789	63,957
Goodwill	202,714	219,791
Intangible assets, net	142,777	177,320
Operating lease right of use assets	22,339	25,060
Other assets	18,965	22,123
Total assets	$1,197,915	$1,259,044

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,744	$3,059
Current installments of long-term debt	4,285	11,338
Deferred profit	9,803	13,208
Other current liabilities	154,925	164,854
Total current liabilities	170,757	192,459
Long-term debt	72,977	103,393
Non-current operating lease liabilities	19,181	22,040
Other noncurrent liabilities	53,189	58,650
Cohu stockholders’ equity	881,811	882,502
Total liabilities & stockholders’ equity	$1,197,915	$1,259,044

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	September 24,	June 25,	September 25,
	2022	2022	2021
Income from operations - GAAP basis (a)	$33,707	$36,914	$33,716
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	161	172	239
Research and development (R&D)	755	826	889
Selling, general and administrative (SG&A)	2,824	2,935	2,586
	3,740	3,933	3,714
Amortization of purchased intangible assets (c)	8,206	8,341	8,879
Restructuring charges related to inventory adjustments in COS (d)	(58)	(186)	(836)
Restructuring charges (d)	17	7	31
Gain on sale of PCB Test business (e)	-	-	(90)
PP&E step-up included in SG&A (f)	-	-	145
Income from operations - non-GAAP basis (g)	$45,612	$49,009	$45,559

Income from operations - GAAP basis	$24,882	$28,768	$23,733
Non-GAAP adjustments (as scheduled above)	11,905	12,095	11,843
Tax effect of non-GAAP adjustments (h)	(685)	(1,134)	(964)
Income from operations - non-GAAP basis	$36,102	$39,729	$34,612

GAAP income from operations per share - diluted	$0.51	$0.59	$0.48

Non-GAAP income from operations per share - diluted (i)	$0.74	$0.81	$0.70

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	16.3%, 17.0% and 15.0% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate the impact of the sale of the PCB Test business.
(f)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(g)	22.1%, 22.6% and 20.2% of net sales, respectively.
(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(i)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Nine Months Ended
	September 24,	September 25,
	2022	2021
Income from operations - GAAP basis (a)	$98,314	$183,963
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	478	692
Research and development (R&D)	2,333	2,433
Selling, general and administrative (SG&A)	8,284	7,618
	11,095	10,743
Amortization of purchased intangible assets (c)	25,082	27,168
Restructuring charges related to inventory adjustments in COS (d)	(419)	(699)
Restructuring charges (d)	600	1,988

Gain on sale of PCB Test business (e)	-	(75,754)
PP&E step-up included in SG&A (f)	-	435
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (g)	132	300

Income from operations - non-GAAP basis (h)	$134,804	$148,144

Income from continuing operations - GAAP basis	$75,219	$146,436
Non-GAAP adjustments (as scheduled above)	36,490	(35,819)
Tax effect of non-GAAP adjustments (i)	(3,302)	8,844
Income from continuing operations - non-GAAP basis	$108,407	$119,461

GAAP income per share from continuing operations - diluted	$1.53	$3.04

Non-GAAP income per share - diluted (j)	$2.21	$2.48

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. The impact from the sale of the PCB Test business has been excluded as the amount is infrequent and is unrelated to the operational performance of Cohu. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. PP&E step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	15.8% and 26.5% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra and the Company’s German operations.
(e)	To eliminate the gains generated from the sale of the PCB Test business.
(f)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(g)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(h)	21.7% and 21.3% of net sales, respectively.
(i)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(j)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands)

	Three Months Ended
	September 24,	June 25,	September 25,
	2022	2022	2021

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$98,066	$100,953	$95,705
Non-GAAP adjustments to cost of sales (as scheduled above)	103	(14)	(597)
Gross profit - Non-GAAP basis	$98,169	$100,939	$95,108

As a percentage of net sales:
GAAP gross profit	47.4%	46.5%	42.5%
Non-GAAP gross profit	47.5%	46.5%	42.3%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$24,882	$28,768	$23,733
Income tax provision	10,193	8,898	7,392
Interest expense	1,028	919	966
Interest income	(1,132)	(308)	(53)
Amortization of purchased intangible assets	8,206	8,341	8,879
Depreciation	3,240	3,191	3,226
Amortization of cloud-based software implementation costs (2)	478	478	409
Loss on extinguishment of debt	80	128	1,650
Other non-GAAP adjustments (as scheduled above)	3,699	3,754	2,819
Adjusted EBITDA	$50,674	$54,169	$49,021

As a percentage of net sales:
Net income - GAAP Basis	12.0%	13.2%	10.5%
Adjusted EBITDA	24.5%	24.9%	21.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,359	$64,039	$62,079
Non-GAAP adjustments to operating expenses (as scheduled above)	(11,802)	(12,109)	(12,530)
Operating Expenses - Non-GAAP basis	$52,557	$51,930	$49,549

(1)Excludes amortization of $6,433, $6,544 and $6,988 for the three months ending September 24, 2022, June 25, 2022 and September 25, 2021, respectively.
(2)Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Nine Months Ended
	September 24,	September 25,
	2022	2021
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$290,175	$302,567
Non-GAAP adjustments to cost of sales (as scheduled above)	59	(7)
Gross profit - Non-GAAP basis	$290,234	$302,560

As a percentage of net sales:
GAAP gross profit	46.7%	43.5%
Non-GAAP gross profit	46.7%	43.5%

Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$75,219	$146,436
Income tax provision	25,385	28,626
Interest expense	2,928	5,372
Interest income	(1,551)	(197)
Amortization of purchased intangible assets	25,082	27,168
Depreciation	9,563	9,934
Amortization of cloud-based software implementation costs (2)	1,434	1,157
Loss on extinguishment of debt	312	3,411
Other non-GAAP adjustments (as scheduled above)	11,408	(63,422)
Adjusted EBITDA	$149,780	$158,485

As a percentage of net sales:
Net income - GAAP Basis	12.1%	21.1%
Adjusted EBITDA	24.1%	22.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$191,861	$194,358
Non-GAAP adjustments to operating expenses (as scheduled above)	(36,431)	(39,942)
Operating Expenses - Non-GAAP basis	$155,430	$154,416

(1)	Excludes amortization of $19,673 and $21,132 for the nine months ending September 24, 2022 and September 25, 2021, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.